SUPPLY PARTNERSHIP AGREEMENT

                                       OF

                             CRITICARE SYSTEMS INC.

                                       AND

                              BIOCARE CORPORATION,







                                 AUGUST 1, 2000

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                          SUPPLY PARTNERSHIP AGREEMENT

THIS SUPPLY PARTNERSHIP AGREEMENT (hereinafter called Agreement), dated as of August 1, 2000 (hereinafter called Effective Date), is entered into by and between:

CRITICARE SYSTEMS INC., a corporation duly organized and existing under the laws of Wisconsin, USA, having its principal place of business at 20925 Crossroads Circle, Waukesha, WI 53186-4054, USA (hereinafter referred to as "Criticare"), and

BIOCARE CORPORATION, a corporation duly organized and existing under the laws of Taiwan, ROC, having its principal place of business at 6F-3, No. 9, Prosperity Road I, Science-based Industrial Park, Hsinchu 300, Taiwan (hereinafter referred to as "BioCare").

WHEREAS, Criticare has substantial expertise in the design, development and market the patient monitoring systems and noninvasive sensors for anesthesia, critical care, respirator care, emergency transport, outpatient care and home care;

WHEREAS, BioCare has substantial expertise in the design, development and manufacture of the medical diagnostic systems and the related accessory and consumables;

WHEREAS, Criticare and BioCare desire to establish a supply partnership cooperation for Criticare to appoint BioCare to manufacture the Products with cost-effective advantages.

NOW, THEREFORE, in consideration of the mutual conveniences and promises herein contained, Criticare and BioCare hereto agree as follows:

1.   Definition.

     (1) The term "Products" means all designated products manufactured by BioCare for Criticare.

     (2)  The  term  "Territory"  means  all  countries  in  Asia.

     (3) The term "Specification" means the detailed specifications of the Products provided by Criticare. This Specification may be updated from time to time pursuant to the mutual written agreement of Criticare and BioCare.



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     (4)  The  term  "Party"  shall  mean  either Criticare or BioCare; the term
          "Parties"  shall  mean  Criticare  and  BioCare.

     (5) "Intellectual Property" shall mean any and all patents, patent applications, copyrights, mask work rights, trade secrets (including without limitation of Party's Confidential Information) and other intellectual property rights in and to the Products, to the extent that such rights are to be embodied in, or which must be practiced in order to make, use or sell, the Products.

     (6) "Trademarks" shall mean the trademarks, trade names and other commercial symbols of Criticare or Criticare's customer listed on Exhibit A attached hereto.

     (7) "Business Day" shall mean a day on which banks in Waukesha, Wisconsin, USA and Taipei, Taiwan are open for business.

     (8) "Initial Term" shall mean the period of three (3) years after the Effective Date.

     (9) "Term" shall mean the Initial Term and any extension terms, as described in Article 15. (1) below.

     (10) "Affiliate" shall mean any corporation or other legal entity that controls, is controlled by, or is under common control with the Party. For purposes of this definition, control shall mean the ownership, directly or indirectly, of fifty percent or more of the voting capital shares or similar voting securities of an entity.

2.   Purpose  of  Agreement.

     (1) The Parties shall cooperate in the manufacturing of Products in accordance with Section 3 below.

     (2) During the Term of this Agreement, Criticare shall appoint BioCare as the exclusive contracted supplier in the Territory to manufacture Criticare's designated Products, BioCare shall not manufacture any other products that are in competing with the Criticare's Products without the prior written consent of Criticare.

3.   Scope  of  cooperation  in  the  manufacturing  of  the  Products.

     (1) The Parties hereto agree to cooperate as provided hereunder during each of the following stages of the manufacturing of the Products.


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           a.  Pre-manufacturing  phase;

           b.  Pilot  manufacturing  phase;  and

           c.  Standard  manufacturing  phase.

     (2) In connection with the Pre-manufacturing phase, the Parties agree to and not limit to cooperate as follows:

          a. Criticare may send BioCare a written request notice for quotation for the Products. The purchase quantity of the Products, the duration of the purchase order, the delivery schedule and the quantity of each partial shipment should be indicated in this written notice.

          b. BioCare shall send Criticare the requested quotation and other related information within forty five (45) working days after receiving all technical documents as described in Article 3. (2)
               d.  below.

          c. Criticare shall send BioCare a formal purchase order or Criticare's suggestion within forty five (45) working days after receiving BioCare's quotation for the Products, subject to extension as necessary and agreed by the Parties.

          d. Criticare shall provide BioCare all necessary information for the manufacturing of the Products including and not limited to the following documents:

               (a)  Bill  of  materials  of  the  Products.

               (b) Specification, engineering drawing, manufacturer's brand name and parts number of the materials.

               (c)  Gerber  files  of  the  printed  circuit  boards.

               (d) Samples of one of each of the unpopulated printed circuit board, the populated printed circuit board and the Products.

               (e)  User's  manual  and  service  manual.

               (f) Standard operation procedures and tools for assembling the Products.

               (g) Quality control procedures and test fixtures for testing the Products.

               (h) Specification of labeling and marking (i.e. S/N) of the Products.

               (i)  Specification  of  package  and  packaging  materials.


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               (j)  Format  or content of the QC report that BioCare may need to provide  to  Criticare  during  each  shipment.

     (3) In connection with the Pilot manufacturing phase, the Parties agree to and not limit to cooperate as follows:

          a. BioCare shall manufacture and deliver the prototype or the validation lot of the Products to Criticare according to the terms and conditions as set forth in the purchase order agreed by the Parties.

          b. Criticare has the right to cancel the purchase order if the prototype or the first validation lot is unacceptable to Criticare and can not be made acceptable by BioCare within forty five (45) days, subject to the exception as described in Article
               3.  (5).

          c. In the event that Criticare has to cancel the purchase order, Criticare is financially responsible for the cost of manufacturing of the prototype or the first validation lot of the Products, this includes the cost of tooling, setup, prototype or the first validation lot and the rest of the raw materials that BioCare has purchased for the purchase order.

     (4) With respect to the Standard manufacturing phase, the Parties agree to and not limit to cooperate as follows:

          a. BioCare shall manufacture and deliver the Products to Criticare according to the terms and conditions as set forth in the purchase order agreed by the Parties.

          b. Criticare has the right to cancel the purchase order if the Products is unacceptable to Criticare and can not be made acceptable by BioCare within forty five (45) days, subject to the exception as described in Article 3. (5).

          c. In the event that Criticare has to cancel the purchase order, Criticare is financially responsible for the rest of the raw materials that BioCare has purchased for the purchase order.

     (5) Criticare is responsible in providing BioCare the correct technical information for the manufacturing and the quality control testing of the Products. If the Products fail to pass Criticare's incoming inspection and system level functional test due to incorrect technical document, then Criticare is financially responsible for the cost of manufacturing of the Products, this include the cost

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          of  tooling,  setup,  Products, and the rest of the raw materials that
          BioCare  has  purchased  for  the  purchase  order.

     (6) BioCare should immediately inform Criticare if the manufacturers of one or more of the materials, components, parts and modules for the Products cease to produce. In this case, the Parties will cooperate together to purchase enough quantities of these phase-out materials and Criticare will consider re-designing the Products.

     (7) BioCare shall not be responsible for discontinuing the supply of the Products to Criticare in the case of shortage of the materials as described in Article 3. (6).

     (8) In the event that Criticare has to cancel the purchase order due to shortage of the materials as described in Article 3. (6), Criticare is financially responsible for the cost of the rest of the raw materials that BioCare has purchased for the purchase order.

     (9) In connection with the manufacturing of the Products, Criticare and BioCare may each be responsible for:

          a. having their respective engineering groups work together to discuss the technical issues arising from the manufacturing of the Products; and

          b. conducting phased reviews to ensure continued monitoring of the manufacturing of the Products including without limitation of detailed design review, quality improvement and cost reduction.

     (10) As part of the transfer of manufacturing to BioCare, materials left over at Criticare's current manufacturers including printed circuit board components may be in surplus. BioCare agree to purchase all usable materials from Criticare at BioCare's quoted cost.

4.   Licenses.

     (1) Criticare hereby grants BioCare a non-exclusive, royalty-free, worldwide license during the Term of this Agreement to practice the Criticare's Intellectual Property in order to manufacture Products in accordance with this Agreement.

     (2) BioCare shall not have the rights to grant sublicenses to other third parties to practice the Criticare's Intellectual Property to other uses.


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     (3)  Any  other  use  of  the  Criticare's Intellectual Property by BioCare
          shall  be  a  material  breach  of  this  Agreement  by  BioCare.

5.   Manufacturing.

     (1) During the Term of this Agreement, BioCare shall manufacture the Products only for sale to Criticare, or at Criticare's request, Criticare's Customers. Criticare shall have the right to use and/or resell such Products on a worldwide basis, as it sees fit.

     (2) BioCare shall manufacture and deliver the Products to Criticare according to the terms and conditions as set forth in each of the written purchase order agreed by the Parties.

     (3) All Products sold to Criticare by BioCare shall be marked by Trademarks of Criticare, or at Criticare's request, Trademarks of Criticare's Customers.

     (4)  BioCare  shall  not  use  Trademarks  of  Criticare  and  Criticare's
          Customers  for  any  other  purposes.

     (5) BioCare agree to maintain at all times in their finished products inventories one full month quantities of all products under current purchase orders from Criticare.

6.   Quality  Control  Procedures.

     (1) Quality Control Procedures of the Products may be established by Criticare and approved by the Parties.

     (2) BioCare shall provide Criticare on a lot basis with copies of all records concerning BioCare's compliance with the Quality Control Procedures upon Criticare's request. Criticare shall meet with BioCare on an urgent basis to discuss and address any concerns that Criticare may have from time to time with respect to BioCare's compliance with those Quality Control Procedures.

7.   Purchase  Prices.

     (1) The Purchase Prices of the Products manufactured by BioCare for Criticare are set forth in each of the written purchase orders agreed by the Parties.


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8.   Delivery.

     (1) The Products ordered by Criticare and accepted by BioCare shall be delivered to Criticare (or the recipient) on the conditions of FOB, Taipei.

     (2) The ultimate shipment of the Products by BioCare to the recipient shall be subject to the right and ability of BioCare, to make such sales and obtain required licenses and permits, under all decrees, statutes, rules and regulations of its respective government and agencies or instrumentalities thereof presently in effect or which may be in effect hereafter.

          The  recipient  of  such  shipments  hereby  agrees:

          a. to assist BioCare in obtaining any such required licenses or permits by supplying such documentation or information as may be requested by the other Party;

          b. to comply with such decrees, statutes, rules and regulations of the government of BioCare and agencies or instrumentality thereof;

          c. to maintain the necessary records to comply with such decrees, statutes, rules and regulations;

          d. not to re-export any Products, except in compliance with such decrees, statutes, rules and regulations;

          e. to obtain all governmental approvals and licenses necessary to import the Products into its respective country;

          f. not to sell, transfer or otherwise dispose of the Products in violation of the export laws of BioCare's country; and

          g. to indemnify, defend and hold harmless BioCare from any and all fines, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by BioCare as a result of any breach of this Article 8. (2) by the recipient of such shipments.

     (3) Unless the recipient of Products requests otherwise, all Products ordered by such recipient shall be packed for shipment and storage in accordance with BioCare's standard commercial practices. It is the recipient's obligation to notify BioCare of any special packaging requirements, which shall be at the recipient's expense.


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     (4)  BioCare  shall  deliver  the  Products into the possession of a common carrier designated by the recipient no later than the date specified for such delivery on the relevant purchase order for such Products;
          provided, however, that if the recipient does not designate a common carrier by such date, the BioCare may do so on the recipient's behalf.

     (5) Risk of loss and damage to the Products shall pass to the recipient upon the delivery of such Products to the designated common carrier. All claims for short shipments must be made in writing by the recipient to BioCare within ten (10) days of the recipient's receipt of such Products at its shipping destination. Any claims of short shipment not made within such period shall be deemed waived and released.

     (6) In the event of any discrepancy between any purchase order accepted by a Party hereunder and this Agreement, the terms and conditions of this Agreement shall govern.

9.   Payment.

     (1) All amounts due and payable with respect to Products delivered by BioCare to the recipient in accordance with Article 8. (2) shall be paid in full amount within forty five (45) days after the recipient's receipt of an invoice covering such Products. Invoices may not be sent prior to the delivery date of the Products covered by such invoice.

     (2) All payment and other amounts payable hereunder shall be paid in U.S. Dollars by wire transfer to BioCare's designated bank or account in writing. Whenever any amount hereunder is due on a day which is not a Business Day, such amount shall be paid on the next such Business Day. Amounts hereunder shall be considered to be paid as of the day on which funds are received by BioCare's designated bank. No part of any amount payable to BioCare hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which the payer might have against the payee, any other party or otherwise.

     (3) All payment and other amounts due and owing from the recipient hereunder but not paid by the recipient on the due date thereof shall bear interest (in U.S. Dollars) at the rate of the lesser of:

          a.   twelve  percent  (12%)  per  annum;  and

          b.   the  maximum lawful interest rate permitted under applicable law.


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          Such  interest  shall  accrue  on the unpaid balance from time to time outstanding from the date on such payment and other amount become due and owing until payment thereof in full.

10.  Warranty.

     (1) BioCare warrants that, after successful testing of the prototype or the validation lot as described in Article 3. (3) and after Criticare gives its final written approval of the quality of the prototype or the validation lot:

           a.  the  Products  shall  conform  to  the  Specifications;  and

           b. the Products shall be manufactured in accordance with the Quality Control Procedures.

           c. Unless other specified in the written purchase order agreed by the Parties, the Products are warranted against defects in materials and workmanship for a period of 12 months from the date of delivery.

     (2) The Parties agree that, upon breach by BioCare of its respective warranty under this Article 10. (1), BioCare's remedies shall be limited to repair or replacement of the non-conforming Products.

     (3) EXCEPT AS STATED ABOVE, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO SYSTEM, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND TITLE.

11.  Ownership  of  the  Intellectual  Properties.

     (1) Criticare will own all Intellectual Properties rights in and to the Products, to the extent that such rights are to be embodied in, or which must be practiced in order to make, use or sell, the Products.

     (2) Each Party shall execute any and all documents which the other Party may reasonably request in order to protect the other Party's rights in the other Party's Intellectual Property. The other Party shall reimburse such Party for reasonable out-of-pocket costs which it incurs in carrying out the foregoing responsibilities.



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12.  Intellectual  Properties  Indemnification.

     (1) Criticare agrees to indemnify, defend and hold harmless BioCare and its officers, directors, employees, and agents from and against any and all claims, demands, costs and liabilities (including all reasonable attorneys' fees and court costs) of any kind whatsoever, arising directly or indirectly out of claims that BioCare is infringing on the intellectual property rights of third parties due to BioCare's use of the Products as follows:

          a. In the event that the Products is held in a suit or proceeding to infringe any intellectual property rights of a third party and the use of such Products is enjoined, or Criticare reasonably believes that it is likely to be found to infringe or likely to be enjoined, then Criticare shall, at its sole cost and expense, either

               (a) procure for BioCare the right to continue using such Products, or

               (b)  modify  such  Products  so  that  it becomes non-infringing.

          b. Criticare shall have no obligation for any claim of infringement arising from:

               (a) any combination of the Products with products not supplied or approved in writing by Criticare, where such infringement would not have occurred but for such combination;

               (b) the adaptation or modification of the Products not performed by Criticare, where such infringement would not have occurred but for such adaptation or modification;

               (c) the use of the Products in an application for which it was not designed or intended, where such infringement would not have occurred but for such use; or

               (d) a claim based on intellectual property rights not owned by Criticare.

          c. Article 11. (1) states Criticare's sole and exclusive remedy in the event that the Products infringes on the intellectual property right of any third party.


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     (2)  BioCare  hereby  agrees  that:

          a. Criticare shall have sole control and authority with respect to the defense or settlement of any such claim; and

          b. BioCare shall cooperate fully with Criticare at Criticare's cost and expense, in the defense of any such claim. Any settlement of any such claims that imposes any liability or limitation on BioCare shall not be entered into without the prior written consent of BioCare.

     (3)  In  the  event  a  claim is based on an indemnified claim described in
          Article 11. (1) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

13.  Limitations  of  Liability.

     (1) EXCEPT FOR ITS INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11 ABOVE, NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY DAMAGES RESULTING FROM LOSS OF PROFITS, OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR EXEMPLARY DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THE USE, MANUFACTURE OR SALE OF PRODUCTS.

     (2) EXCEPT FOR THIRD PARTY CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGES, EXCEPT FOR UNAUTHORIZED USE OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS AND EXCEPT FOR ITS INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11 ABOVE, EACH PARTY'S LIABILITY FOR DAMAGES TO THE OTHER PARTY FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE TOTAL FEES AND OTHER AMOUNTS PAID BY THE OTHER PARTY TO SUCH PARTY HEREUNDER DURING THE IMMEDIATELY PRECEDING SIX MONTHS PERIOD.

14.  Confidentiality.

     (1) Each Party acknowledges and agrees that in the course of its performance of this Agreement, it may receive confidential information of the other party (the "disclosing Party"). Accordingly, the Party receiving such confidential information (the "receiving Party") hereby represents and agrees that, during and after the Term of this Agreement, all disclosures of confidential


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          information  to the receiving Party, its agents and employees shall be held in strict confidence by such receiving Party, which shall disclose the confidential information only to those of its agents and employees to whom it is necessary in order to properly carry out their duties as limited by the Terms and conditions hereof. During and after the Term of this Agreement, the receiving Party shall not use the confidential information except for the purposes of exercising its rights and carrying out its duties hereunder. The provisions of this
          Article 14 shall also apply to any consultants or subcontractors, during and after the Term of this Agreement, that the receiving Party may engage in connection with this Agreement. Each Party shall take necessary steps to ensure that its employees, consultants, agents and subcontractors respect the provisions of this Article 14.

     (2) Notwithstanding anything contained in this Agreement to the contrary, neither Party shall be liable for a disclosure of the disclosing
          Party's  confidential  information  if  the  information so disclosed:

          a. was in the public domain at the time it was disclosed by the disclosing Party to the receiving Party or thereafter becomes part of the public domain through no fault of the receiving Party; or

          b. was known to or contained in the records of the receiving Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or

          c. becomes known to the receiving Party from a source other than the disclosing Party without such source breaching its confidentiality obligations to the disclosing Party; or

          d. was required to be disclosed under court order, legal or administrative process or as otherwise required by law, provided that the receiving Party has given the disclosing Party no less than ten (10) days prior written notice of the receiving Party's intention to make a disclosure pursuant to this Article 14. (2). d.

15.  Term  and  Termination.

     (1) Unless sooner terminated in accordance with Article 15. (2) below, the Term of this Agreement shall begin on the Effective Date and shall expire at the end of the Initial Term; provided, however, that the Term of this Agreement shall automatically be extended, subject to termination in accordance with Article 15. (2), for additional periods of two (2) years each, unless either Party gives the other Party written notice to the contrary at least sixty (60) days prior


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
          to the end of the Initial Term or the then-current extension term, as the case may be, in which case the Term of this Agreement shall expire at the end of the Initial Term or the then-current extension term, as the case may be.

     (2) Upon the occurrence of any one of the following events with respect to a party (the "breaching Party"), the other Party shall have the right to terminate this Agreement, effective immediately upon giving the breaching Party written notice of such termination as follows:

          a. a material breach by the breaching Party in fulfilling any one or more of its covenants, obligations or responsibilities pursuant to this Agreement, which failure is not cured within thirty (30) days after the breaching Party receives written notice of such breach from the other Party;

          b. dissolution, termination of existence, liquidation, insolvency or business failure of the breaching Party, or the appointment of a custodian or receiver for the breaching Party or any part of the property of the breaching Party if such appointment is not terminated or dismissed within thirty (30) days; except for transmittance of control from one Party to its Affiliate.

          c. the institution by the breaching Party of any proceeding under applicable bankruptcy laws or the making by the breaching Party of a composition or any assignment or trust mortgage for the benefit of creditors; or

          d. the institution against the breaching Party of a proceeding under applicable bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days of filing.

     (3) In no event shall termination of this Agreement terminate the obligation of either Party to make royalty, fee or other amount either due hereunder as of the date of termination or which becomes due thereafter in accordance with the terms of this Agreement.

     (4)  Upon  termination  of  this  Agreement  for  any  reason:

          a.   BioCare  shall  immediately  terminate  production  of  Products.

          b. Each Party shall cease using the other Party's Confidential Information and either promptly return to the other Party or dispose of all of the other Party's Confidential Information in any form whatsoever which it may have in its possession, custody or control (whether direct or indirect).

     (5) Neither Party shall by reason of the termination of this Agreement be liable to the other Party for compensation or damages on account of the loss of profits or sales, or expenditures, investments or commitments in connection therewith.

     (6) The provisions of Sections 11, 12, 13, 14, 15(3) through (6) and 16 of this Agreement shall survive any termination of this Agreement.

     (7) If a "Change of Control" occurs on either parties part, this Agreement will stay in effect for two full years after the "Change of Control" take place. Written notification of "Change of Control" must be given to the other party within 30 days after the "Change of Control" is instituted.

16.  General  Provisions.

     (1) Assignability. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the consent of the other Party except in connection with the assignment to the Affiliate of the Part. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     (2) Governing Law. This Agreement shall be governed by and construed in accordance with laws of the Common wealth of Taiwan and Wisconsin, excluding (a) its conflict of laws principles; (b) the United Nations Convention on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention"); and (d) the Protocol amending the 1974 Convention, done at Vienna April 11, 1980.

     (3) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or to a breach thereof, including its interpretation, performance or termination, shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration, including the rendering of the reward, shall take place in Waukesha, Wisconsin, USA, and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be final and binding upon the Parties hereto. The arbitration shall be conducted in English by three arbitrators to be selected by the AAA in accordance with its normal procedures. Notwithstanding this, application may be made to any court for a judicial acceptance of the award or order of enforcement. Notwithstanding anything contained in this Section 17 (3) to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other
          Party, in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

     (4) Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

     (5) No Agency. Nothing contained in this Agreement shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

     (6) Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

     (7) Notices. Any and all notices and other communications in connection with this Agreement shall be in writing and shall be sent (a) personally delivered, (b) transmitted by registered air mail, postage prepaid, return receipt requested, (c) by Federal Express or other recognized courier service, (d) transmitted by telex/facsimile/e-mail with confirmed answer-back, to the Parties hereto as follows:


          To:  Criticare  Systems,  Inc.
               20925  Crossroads  Circle,
               Waukesha,  WI  53186-4054,  USA
               Attention:     Emil  Soika,  President  and  CEO
                              Joseph  P.  Lester,  Vice President for Operations
               Telex/Facsimile  No.:  1-262-798-8290
               E-mail:        joe.lester@csiusa.com
               Answerback:  1-262-798-8282

          To:  BioCare  Corporation
               6F-3,  No.  9,  Prosperity  Road  I,
               Science-Based  Industrial  Park,
               Hsinchu  300,  Taiwan,  ROC
               Attention:     Jyh-chern  Chen,  Ph.D.,  President
               Telex/Facsimile  No.:  886-3-578-1247
               E-mail:     biocare1@ms11.hinet.net
               Answerback:  886-3-578-1410

          or to such other address, telex/facsimile number, e-mail address and individual as either Party may from time to time designate by notice hereunder.

     (8) Entire Agreement. This Agreement constitutes the entire agreement between the Parties. No waiver, consent, modification or change of the terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

     (9) Force Majeure. Neither Party shall be in default hereunder by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if such delay or failure is cause by strikes, fires, casualties, floods, wars, acts of God or the public enemy, riots, incendiaries, lockouts, failure of public utilities, injunctions or any act, exercise, assertion or requirement of governmental authorities, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, interference by civil or military authorities, compliance with governmental laws, rules, regulations and decisions, including without limitation, those relating to exchange restrictions or similar events that beyond its control or without its fault or negligence. However, each Party hereto shall promptly notify the other Party of the occurrence of each such force majeure condition.

     (10) Publicity. Neither Party shall originate any publicity, news release or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

     (11) Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.


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
     (12) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly signed and executed as of the date first above specified.


CRITICARE  SYSTEMS  INC.                   BIOCARE  CORPORATION

By  /s/  Emil  Soika                       By  /s/  Jyh-chern  Chen
    ----------------                           --------------------
     Mr.  Emil  Soika,                         Dr.  Jyh-chern  Chen
     President  and  CEO                       President  and  CEO

Date:  8-5-00                              Date:  July  26,  2000
       ------                                     ---------------

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                                    EXHIBIT A


                              CRITICARE'S TRADEMARK


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